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                                                                     EXHIBIT 1.4

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                                  BY-LAW NO. 1

                   A BY-LAW RELATING GENERALLY TO THE CONDUCT
             OF THE BUSINESS AND AFFAIRS OF METALLICA RESOURCES INC.
                         A CANADIAN FEDERAL CORPORATION

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                                TABLE OF CONTENTS

SECTION 1 - DEFINITIONS........................................................................    1
     1.1        General........................................................................    1
     1.2        Interpretation.................................................................    1

SECTION 2 - GENERAL BUSINESS...................................................................    2
     2.1        Financial Year.................................................................    2
     2.2        Execution of Instruments.......................................................    2
     2.3        Voting Rights in Other Bodies Corporate........................................    2

SECTION 3 - MEETINGS OF DIRECTORS..............................................................    3
     3.1        Quorum.........................................................................    3
     3.2        Calling of Meetings............................................................    3
     3.3        First Meeting of New Board.....................................................    3
     3.4        Chair..........................................................................    3
     3.5        Votes to Govern................................................................    3
     3.6        Casting Vote...................................................................    4

SECTION 4 - CHAIRPERSON AND OFFICERS...........................................................    4
     4.1        Appointment of Chairperson.....................................................    4
     4.2        Appointment of Officers........................................................    4
     4.3        President......................................................................    4
     4.4        Vice-President.................................................................    4
     4.5        Secretary......................................................................    4
     4.6        Treasurer......................................................................    5
     4.7        Powers and Duties of Officers..................................................    5

SECTION 5 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS.......................................    5
     5.1        Limitation of Liability........................................................    5
     5.2        Indemnity......................................................................    5
     5.3        Insurance......................................................................    6

SECTION 6 - SECURITIES.........................................................................    6
     6.1        Enforcement of Lien............................................................    6

SECTION 7 - DIVIDENDS..........................................................................    7
     7.1        Declaration and Payment........................................................    7
     7.2        Payment........................................................................    7
     7.3        Set-Off........................................................................    8

SECTION 8 - MEETINGS OF SHAREHOLDERS...........................................................    8
     8.1        Chairperson, Secretary and Scrutineers.........................................    8
     8.2        Persons Entitled to be Present.................................................    8
     8.3        Quorum.........................................................................    8
     8.4        Right to Vote..................................................................    8
     8.5        Votes to Govern................................................................    9
     8.6        Casting Vote...................................................................    9
     8.7        Adjournment....................................................................    9
     8.8        Meetings by Telephone, Electronic or Other Communication Facility..............    9

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
SECTION 9 - NOTICES............................................................................     9
     9.1        Notice to Joint Shareholders...................................................     9
     9.2        Computation of Time............................................................     9
     9.3        Omissions and Errors...........................................................    10

SECTION 10 - EFFECTIVE DATE....................................................................    10
     10.1       Effective Date.................................................................    10
     10.2       Repeal.........................................................................    10

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                                  BY-LAW NO. 1

                   A BY-LAW RELATING GENERALLY TO THE CONDUCT
              OF THE BUSINESS AND AFFAIRS OF [INSERT COMPANY NAME],
                         A CANADIAN FEDERAL CORPORATION

RESOLVED as a by-law of METALLICA RESOURCES INC. (hereinafter referred to as the "Corporation") as follows:

SECTION 1 - DEFINITIONS

1.1      GENERAL

         In the By-laws of the Corporation, unless the context otherwise requires:

(1) "Act" means the Canada Business Corporations Act, and the regulations thereunder, as from time to time amended, and every statute or regulation (as the case may be) that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

(2) "Articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization and articles of revival of the Corporation and includes any amendments thereto;

(3)      "Board" means the board of directors of the Corporation;

(4) "By-laws" means these by-laws and all other by-laws of the Corporation from time to time in force and effect;

(5)      "Director" means a member of the Board;

(6) "meeting of shareholders" means annual and special meetings of shareholders.

1.2      INTERPRETATION

In this by-law:

(1) Other than as specified above, words and expressions defined in the Act, have the same meanings when used herein. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a natural person in his capacity as trustee, executor, administrator or other legal representative.

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(2)      The invalidity or unenforceability of any provisions in this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law; and

(3) The insertion of headings in this by-law are for convenience of reference only and shall not affect its construction or interpretation.

SECTION 2 - GENERAL BUSINESS

2.1      FINANCIAL YEAR

         The Board may, by resolution, fix the financial year-end of the Corporation and may from time to time, by resolution, change the financial year-end of the Corporation.

2.2      EXECUTION OF INSTRUMENTS

(1) Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two (2) directors or officers of the Corporation.

(2) In addition, the Board may from time to time authorize any other person or persons to sign any particular instruments.

(3) The secretary, or any other officer or any Director, may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs, including, without limitation, certificates verifying copies of the Articles, By-laws, resolutions and minutes of meetings of the Corporation.

(4) The signature of any person authorized to sign on behalf of the Corporation may, if specifically authorized by resolution of the Board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced or may be an electronic signature. Anything so signed shall be as valid as if it had been signed manually, even if that person has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the Board.

2.3      VOTING RIGHTS IN OTHER BODIES CORPORATE

         The signing officers of the Corporation under Section 2.2 may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the officers executing or arranging for the same. In addition, the Board may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

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SECTION 3 - MEETINGS OF DIRECTORS

3.1      QUORUM

         A quorum of any meeting of Directors is:

         (a) where the Articles set out the number of directors, a majority of that number; or

         (b) where the Articles set out the minimum and maximum number of directors, a majority of the number of directors which then constitutes the Board.

3.2      CALLING OF MEETINGS

         Meetings of the Board shall be held from time to time at such time and at such place as the Board, the chairperson of the Board, the president or any two Directors may determine. Such meetings shall be called by way of a notice sent by mail, by e-mail, by fax or by any other electronic means or delivered in person to the Directors. The notice of the meeting shall specify the place, the date and the time of such meeting. The notice need specify neither the purpose nor the agenda of the meeting. The Director shall be deemed to have received such notice within the normal time for delivery according to the means of communication used unless there are reasonable grounds for believing that the notice was not received on time or that it was not received at all.

3.3      FIRST MEETING OF NEW BOARD

         As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

3.4      CHAIR

         The chairperson of the Board or, if none, or in the chairperson of the Board's absence from a meeting of the Board, the president or, if none, or in the president's absence, a Director chosen by the Directors present shall chair each meeting of the Board.

3.5      VOTES TO GOVERN

(1) At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question.

(2) Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chairperson of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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3.6      CASTING VOTE

         In case of an equality of votes at a meeting of the Board, the chairperson of the meeting shall be entitled to a second or casting vote.

SECTION 4 - CHAIRPERSON AND OFFICERS

4.1      APPOINTMENT OF CHAIRPERSON

         The Board may from time to time designate a chairperson of the Board from among the Directors who shall have such powers and duties as are specified from time to time by the Board.

4.2      APPOINTMENT OF OFFICERS

         The Board may from time to time designate the offices of the Corporation and from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the Board may determine, including, without limitation, one or more assistants to any of the officers so appointed. One person may hold more than one office. The Board may specify the duties of and, in accordance with these By-laws and subject to the Act, delegate to such officers powers to manage the business and affairs of the Corporation.

4.3      PRESIDENT

         The president shall be the chief executive officer and, subject to the authority of the Board, shall have general supervision of the business of the Corporation; and shall have such other powers and duties as the Board may specify.

4.4      VICE-PRESIDENT

         A vice-president shall have such powers and duties as the Board or the chief executive officer may specify.

4.5      SECRETARY

         The secretary shall attend and be the secretary of all meetings of the Board, shareholders and committees of the Board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; shall give or cause to be given, as and when instructed, all notices to shareholders, Directors, officers, auditors and members of committees of the Board; shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, records and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the Board or the chief executive officer may specify.

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                  The secretary may delegate all or part of the secretary's
duties to a nominee from time to time.

4.6      TREASURER

         The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; shall render to the Board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation; and shall have such other powers and duties as the Board or the chief executive officer may specify.

4.7      POWERS AND DUTIES OF OFFICERS

         The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties which are to be specified only by the Board) the president may specify. The Board and (except as aforesaid) the president may, from time to time, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the chief executive officer otherwise directs.

SECTION 5 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

5.1      LIMITATION OF LIABILITY

         Every Director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no Director or officer shall be liable for the acts, omissions, failures, neglects or defaults of any other Director, officer or employee, or for joining in any act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his or her part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his or her office or in relation thereto. Nothing herein shall relieve any Director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

5.2      INDEMNITY

(1) The Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer (or an individual acting in a similar capacity) of

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another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(2) The Corporation shall advance monies to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in
Section 5.2(1). The individual shall repay the monies if it is determined that he or she did not fulfil the conditions of Section 5.2(3).

(3) The Corporation shall not indemnify an individual under Section 5.2(1) unless he or she:

         (a) acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he or she acted as a Director or officer or in a similar capacity at the Corporation's request; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

(4)      The Corporation shall also indemnify the individual referred to in
Section 5.2(1) in such other circumstances as the Act or law permits or requires. Nothing in these By-laws shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of these By-laws.

5.3      INSURANCE

         Subject to the Act, the Corporation may purchase and maintain such insurance for the benefit of any individual referred to in Section 5.2(1) as the Board may from time to time determine.

SECTION 6 - SECURITIES

6.1      ENFORCEMENT OF LIEN

(1) In the event that any shareholder (the "Defaulting Shareholder") defaults in the payment of any interest and/or principal due in respect of any indebtedness owing by such shareholder to the Corporation (the "Debt") when the same becomes due and payable and continues in such default for a period of thirty (30) days after notice in writing thereof has been given by the Corporation to such shareholder:

         (a) the Corporation may sell all or any part of the shares then registered in the name of the Defaulting Shareholder (the "Subject Shares"). The terms and manner of the sale shall be at the sole discretion of the Corporation. The proceeds of such sale shall be used and applied firstly to the cost and expense of such sale incurred by the Corporation, including security transfer taxes and legal fees, secondly to

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

                  reimburse the Corporation for out-of-pocket expenses incurred in connection with the sale, and thirdly for the payment in full of the Debt and other sums due to the Corporation from the Defaulting Shareholder. The balance of the proceeds, if any, shall be paid to the Defaulting Shareholder. If the proceeds of the sale are insufficient to pay the Debt, the Defaulting Shareholder shall remain liable to the Corporation for any such deficiency;

         (b) the Corporation may apply any dividends or other distributions paid or payable on or in respect of the Subject Shares in repayment of the Debt;

         (c) where the Subject Shares are redeemable pursuant to the Articles, the Corporation may redeem all or part of the Subject Shares and apply the redemption price to the Debt;

         (d) the Corporation may refuse to register a transfer of all or part of the Subject Shares until the Debt is paid; and

         (e) in exercising one or more of the rights granted in this by-law, the Corporation shall not prejudice or surrender any other rights of enforcement of its lien which may by law be available to it, or any other remedy available to the Corporation for collection of the Debt, and the Defaulting Shareholder shall remain liable for any deficiency remaining.

SECTION 7 - DIVIDENDS

7.1      DECLARATION AND PAYMENT

         Subject to the Act and subject to it being established that the Corporation is or will be able to discharge its liabilities when due and that the realizable value of its assets will not be less than the aggregate of its liabilities and of its stated capital, the Directors may declare and pay dividends to the shareholders according to their respective rights and interests in the Corporation. The Directors shall not, be compelled to make any distribution of the profits of the Corporation; thus they may create a reserve fund for the payment of dividends or set aside such profits in whole or in part in order to keep them as a reserve fund of any kind. Such dividends may be paid in specie, in property or by the issue of fully paid-up securities of the Corporation.

7.2      PAYMENT

         Unless the holder otherwise indicates, a dividend payable in specie shall be paid by cheque to the order of the registered holder of the securities of the class in respect of which a dividend has been declared and shall be delivered or mailed by prepaid ordinary mail to such registered holder to or at the address appearing at that time in the registers of the Corporation. In the case of joint holders, unless such joint holders otherwise direct, the cheque shall be made payable to the order of all of such joint holders and be delivered or mailed to them to or at the address of one (1) of them appearing at that time in the registers of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid upon due presentation, shall satisfy all

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claims and discharge the Corporation of its liability for the dividend to the extent of the amount of the cheque. In the event of non-receipt of the dividend cheque by the person to whom it was delivered or mailed as aforesaid, the Corporation shall issue to such person a replacement cheque for the same amount on such terms as determined by the directors.

7.3      SET-OFF

         The Directors, in their discretion, may apply, in whole or in part, any amount of dividend declared payable to a shareholder to set off any debt owed by the shareholder to the Corporation.

SECTION 8 - MEETINGS OF SHAREHOLDERS

8.1      CHAIRPERSON, SECRETARY AND SCRUTINEERS

         The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairperson of the Board; president; or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting.

8.2      PERSONS ENTITLED TO BE PRESENT

         The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote at the meeting, the Directors, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles, or By-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

8.3      QUORUM

         A quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for or representative of such a shareholder and together holding or representing in the aggregate not less than 5% of the outstanding shares of the Corporation entitled to be voted at the meeting. If a quorum is not present at the opening of a meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place, and at the adjourned meeting a quorum will be those individuals present.

8.4      RIGHT TO VOTE

         Whenever a vote by a show of hands has been taken upon a question, every person present and entitled to vote has one vote. Unless a ballot is demanded, a declaration by the

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chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact, without proof of the number or proportion of the votes recorded in respect of the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

         Upon a ballot, each shareholder who is present or represented by proxy is entitled, in respect of the shares which the shareholder is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles in respect of those shares.

8.5      VOTES TO GOVERN

         At any meeting of shareholders, every question shall, unless otherwise required by the Articles and By-laws, be determined by a majority of the votes cast on the question.

8.6      CASTING VOTE

         In case of an equality of votes at any meeting of shareholders either on a show of hands or on a poll, the chairperson of the meeting shall be entitled to a second or casting vote.

8.7      ADJOURNMENT

         Subject to the Act, the chairperson at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

8.8      MEETINGS BY TELEPHONE, ELECTRONIC OR OTHER COMMUNICATION FACILITY

         The directors of the Corporation who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

SECTION 9 - NOTICES

9.1      NOTICE TO JOINT SHAREHOLDERS

         If two or more persons are registered as joint holders of any share, any notice may be addressed to all such joint holders, but notice addressed to one of those persons shall be sufficient notice to all of them.

9.2      COMPUTATION OF TIME

         In computing the period of days when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the period shall be deemed to begin on the day following the event that began the period and shall be deemed to end at

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midnight of the last day of the period, except that, if the last day of the period falls on a non-business day, the period shall end at midnight on the day next following that is not a non-business day.

9.3      OMISSIONS AND ERRORS

         The accidental omission to give any notice to any shareholder, Director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance of the notice shall not invalidate any action taken at any meeting held pursuant to the notice or otherwise founded on it.

SECTION 10 - EFFECTIVE DATE

10.1     EFFECTIVE DATE

         These By-laws shall come into force on the date of issue of a certificate of continuance continuing the Corporation under the Act.

10.2     REPEAL

         All previous By-laws of the Corporation are repealed as of the coming into force of these By-laws. The repeal shall not affect the previous operation of any By-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, or the validity of any Articles or predecessor charter documents of the Corporation obtained pursuant to, any such By-laws before its repeal. All officers and persons acting under any By-laws so repealed shall continue to act as if appointed under the provisions of these By-laws, and all resolutions of the shareholders or the Board or a committee of the Board with continuing effect passed under any repealed By-laws shall continue to be good and valid except to the extent inconsistent with these By-laws and until amended or repealed.

                  MADE by directors the 29th day of April, 2002.

(signed)                                        (signed)
---------------------------                     ------------------------------
President                                       Secretary

                  CONFIRMED by all of the shareholders the 6th day of June, 2002.

(signed)                                        (signed)
---------------------------                     ------------------------------
President                                       Secretary

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